Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2011 with respect to the consolidated financial statements and schedules included in the Annual Report on Form 10-K for the year ended December 31, 2010 of Resource Real Estate Opportunity REIT, Inc., which are incorporated by reference in this Prospectus. We consent to the incorporation by reference in Post-effective Amendment No. 5 to the Registration Statement and Prospectus of the aforementioned report, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania July 15, 2011